UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: November 22, 2010
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 8.01	Other Events.

THE YORK WATER COMPANY ANNOUNCES AN INCREASE
FOR ITS 560th CONSECUTIVE DIVIDEND

York, Pennsylvania, November 22, 2010: The York Water Company's (NASDAQ:YORW) President and CEO, Jeffrey R. Hines, announced today that the Board of Directors at their November 22nd  meeting increased the quarterly dividend from $0.128 per share to $0.131 per share, an increase of 2.3%.  The annualized dividend yield based on Friday’s stock market closing is about 3.2%. The dividend is payable January 14, 2011 to shareholders as of record date December 31, 2010.

This is the 560th consecutive dividend to be paid by The York Water Company and is the fourteenth consecutive year that the Company has increased its dividend.  York Water, which is the oldest investor owned utility in the nation, has paid dividends for 194 consecutive years beginning in 1816. This is believed to be the longest record of consecutive dividends in America.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: November 22, 2010	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer